As filed with the Securities and Exchange Commission on March 15, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

YEXT, INC.

(Exact name of Registrant as specified in its charter)

Delaware	20-8059772
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Yext, Inc.

1 Madison Ave, 5th Floor

New York NY 10010

(212) 994-3900

(Address of principal executive offices, including zip code)

2016 Equity Incentive Plan

2017 Employee Stock Purchase Plan

(Full title of the plan)

Howard Lerman

Chief Executive Officer

1 Madison Ave, 5th Floor

New York, NY 10010

(212) 994-3900

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value per share, reserved for issuance pursuant to the 2016 Equity Incentive Plan	4,086,916	(1)	$22.43	(3)	$91,649,091.30	$11,107.87
Common Stock, $0.001 par value per share, reserved for issuance pursuant to the 2017 Employee Stock Purchase Plan	1,021,729	(2)	$22.43	(3)	$22,912,272.83	$2,776.97
TOTAL:	5,108,645				$114,561,364.13	$13,884.84

(1)                     Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable under the 2016 Equity Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of Common Stock.

(2)                     Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable under the 2017 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of Common Stock.

(3)                     Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee on the basis of $22.43 per share, which represents the average of the high and low prices of the Registrant’s Common Stock as reported on the New York Stock Exchange on March 12, 2019.

REGISTRATION OF ADDITIONAL SECURITIES PURSUANT TO GENERAL INSTRUCTION E

On February 1, 2019, pursuant to the Automatic Share Reserve Increase provision of Section 3(b) of the Yext, Inc. (the “Registrant”) 2016 Equity Incentive Plan (the “2016 Plan”), the number of shares of Common Stock available for issuance thereunder was automatically increased according to the terms of the 2016 Plan.  This Registration Statement on Form S-8 (the “Registration Statement”) registers those additional shares of Common Stock of the Registrant to be issued pursuant to the 2016 Plan.  On February 1, 2019, pursuant to Section 13(a) of the Registrant’s 2017 Employee Stock Purchase Plan (the “2017 ESPP”), the number of shares of Common Stock available for issuance thereunder was automatically increased according to the terms of the 2017 ESPP.  This Registration Statement registers those additional shares of Common Stock of the Registrant to be issued pursuant to the 2017 ESPP.  Accordingly, the contents of the previous Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “SEC”) on April 13, 2017 (File No. 333-217280) (the “Prior Registration Statement”) is incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

In addition to the Prior Registration Statement, the following documents filed with the SEC are hereby incorporated by reference into this Registration Statement:

1)             the Registrant’s Annual Report on Form 10-K for the fiscal year ended January 31, 2019 filed with the SEC on March 15, 2019; and

2)             the description of the Registrant’s Common Stock which is contained in the Registration Statement on Form 8-A (File No. 001-38056), filed April 7, 2017, under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and any further amendment or report filed hereafter for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicate that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Unless expressly incorporated into this Registration Statement, a report furnished on Form 8-K shall not be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 8. Exhibits.

Exhibit Number	Description
4.1(1)	Form of Common Stock Certificate

4.2(2)	2016 Equity Incentive Plan

4.3(3)	2017 Employee Stock Purchase Plan

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1)

24.1	Power of Attorney (contained on signature page hereto)

(1) Incorporated by reference to Exhibit 4.1 filed with the Registrant’s Registration Statement on Form S-1/A (Registration No. 333-216642), filed with the Commission on March 28, 2017.

(2) Incorporated by reference to Exhibit 10.2 filed with the Registrant’s Registration Statement on Form S-1 (Registration No. 333-216642), filed with the Commission on March 13, 2017.

(3) Incorporated by reference to Exhibit 10.6 filed with the Registrant’s Registration Statement on Form S-1/A (Registration No. 333-216642), filed with the Commission on March 17, 2017.

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SIGNATURES

Pursuant to the requirements of the Securities Act, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 15th day of March, 2019.

YEXT, INC.

By:	/s/ Howard Lerman
Howard Lerman
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Howard Lerman, Steven Cakebread and Ho Shin, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-8 of Yext, Inc., and any or all amendments thereto (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Howard Lerman	Chief Executive Officer	March 15, 2019
Howard Lerman	(Principal Executive Officer) and Director

/s/ Brian Distelburger	President and Director	March 15, 2019
Brian Distelburger

/s/ Steven Cakebread	Chief Financial Officer	March 15, 2019
Steven Cakebread	(Principal Financial Officer)

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/s/ Darryl Bond	Chief Accounting Officer	March 15, 2019
Darryl Bond	(Principal Accounting Officer)

/s/ Michael Walrath	Chairman of the Board of Directors	March 15, 2019
Michael Walrath

/s/ Phillip Fernandez	Director	March 15, 2019
Phillip Fernandez

/s/ Jesse Lipson	Director	March 15, 2019
Jesse Lipson

/s/ Julie Richardson	Director	March 15, 2019
Julie Richardson

/s/ Andrew Sheehan	Director	March 15, 2019
Andrew Sheehan

/s/ Tamar Yehoshua	Director	March 15, 2019
Tamar Yehoshua

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